                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP
                            INDEPENDENT ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" in the Pre-effective Amendment No. 1 to the Registration Statement Form S-4 No. 333-75545) pertaining to the Proxy Statement-Prospectus of Independence Community Bank Corp. and the incorporation by reference therein of our report dated June 2, 1998, with respect to the consolidated financial statements of Independence Community Bank Corp., included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

New York, new York
May 5, 1999